THIS IS NOT A LETTER OF ACCEPTANCE AND TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY

for Common Shares of
WHEATON RIVER MINERALS LTD.
Pursuant to the Offer dated December 29, 2004 of
GOLDCORP INC.
and
GOLDCORP ACQUISITION ULC

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (VANCOUVER TIME) ON FEBRUARY 3, 2005 (THE “EXPIRY TIME”), UNLESS EXTENDED OR WITHDRAWN.

      This Notice of Guaranteed Delivery must be used to accept the offer dated December 29, 2004 (the “Offer”) made by Goldcorp Inc. (“Goldcorp”) and its wholly-owned subsidiary Goldcorp Acquisition ULC (“Subco” and together with Goldcorp, the “Offerors”) for Common Shares (the “Common Shares”) of Wheaton River Minerals Ltd. (the “Corporation”) if certificates for the Common Shares to be deposited are not immediately available or the holder of Common Shares cannot deliver all other required documents to the Depositary by the Expiry Time. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Depositary at the address or facsimile number set out below.

      The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer to Purchase and accompanying Circular dated December 29, 2004 (the “Offer to Purchase and Circular”) have the meanings ascribed to them in the Offer to Purchase and Circular.

TO: the Depositary, Kingsdale Shareholder Services Inc.

By Mail:	By Hand or by Courier:	By Facsimile Transmission:
The Exchange Tower 130 King Street West Suite 2950 P.O. Box 361 Toronto, Ontario M5X 1E2	The Exchange Tower 130 King Street West Suite 2950 Toronto, Ontario M5X 1C7	(416) 867-2271 Toll Free: 1-866-545-5580

      If a holder of Common Shares wishes to deposit such Common Shares pursuant to the Offer and certificates for such Common Shares are not immediately available or the holder cannot deliver all other required documents to the Depositary by the Expiry Time, those Common Shares may nevertheless be deposited under the Offer provided that all of the following conditions are met:

(a)	the deposit is made by or through an Eligible Institution (as defined below);

(b)	this Notice of Guaranteed Delivery or a facsimile hereof, properly completed and duly executed, including a guarantee by an Eligible Institution in the form specified below, is received by the Depositary, at the address specified below, by the Expiry Time; and

(c)	the certificate(s) representing the deposited Common Shares in proper form for transfer, together with a Letter of Acceptance and Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with any required signature guarantees, covering the deposited Common Shares and all other documents required by the Letter of Acceptance and Transmittal, are received by the Depositary at its office in Toronto at the address specified below before 5:00 p.m. Vancouver time, on the third trading day on the TSX after the Expiry Time.

      An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP), or member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “Eligible Guarantor Institution”, as such term is defined in Rule l7Ad-15 of the U.S. Exchange Act.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Acceptance and Transmittal and certificates for Common Shares to the Depositary within the time period specified herein.

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE NUMBER OTHER THAN SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF ACCEPTANCE AND TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE LETTER OF ACCEPTANCE AND TRANSMITTAL.

      DO NOT SEND CERTIFICATES FOR COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR COMMON SHARES MUST BE SENT WITH YOUR LETTER OF ACCEPTANCE AND TRANSMITTAL.

      The undersigned hereby deposits to the purchasing Offeror as determined by the Letter of Acceptance and Transmittal, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Acceptance and Transmittal, receipt of which is hereby acknowledged, the Common Shares listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”.

DESCRIPTION OF COMMON SHARES DEPOSITED

Certificate Number(s)	Name(s) and Address(es) of Registered Holder(s) (please fill in exactly as name(s) appear(s) on certificate(s)	Number of Common Shares Represented by Certificate	Number of Common Shares Deposited*

TOTAL:

(If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the above form.)

*	Unless otherwise indicated, all Common Shares evidenced by any certificate(s) submitted to the Depositary will be deemed to have been deposited under the Offer.

Signature(s) of Holder(s) of Common Shares	Address(es)

Name (please print)

Date	Zip Code/Postal Code

Telephone Number (business hours)

GUARANTEE

      The undersigned, a Canadian Schedule I chartered bank, a major trust company in Canada, a commercial bank or trust company having an office, branch or agency in the United States, a firm which is a member of a recognized stock exchange in Canada, the Investment Dealers Association of Canada, a national securities exchange in the United States or the National Association of Securities Dealers, Inc., or a participant in the Securities Transfer Agents Medallion Program (STAMP), guarantees the delivery, to the office of the Depositary in Toronto set forth above, of the certificates representing the Common Shares tendered hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Acceptance and Transmittal or a manually signed facsimile thereof, and all other documents required by the Letter of Acceptance and Transmittal, all at or before 5:00 p.m. (Vancouver time) on the third trading day on TSX after the Expiry Time.

Dated:

(Firm)

(Authorized Signature)

(Please print name)

(Address)

(Area Code and Telephone Number)

3